UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 12, 2007

House of Taylor Jewelry, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-25377 (Commission File Number)	33-0805583 (IRS employer identification no.)
9200 Sunset Blvd., Suite 425 West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(310) 860-2660

 (Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Completion of Private Placement

On August 20, 2007, the Registrant disclosed in its Current Report on Form 8-K (the “August 8-K”) that it had entered into a Purchase Agreement, with certain institutional and other accredited investors providing for the issuance of 6,119,737 units (“Units”).  Registrant incorporates the August 8-K and its exhibits by reference herein.

On October 12, 2007, the Registrant completed the sale of the Units as more fully described below in Item 3.02 of this current report.

Loan and Security Agreement.

On October 12, 2007, Registrant entered into a Loan and Security Agreement (“Loan Agreement”) with New Stream Secured Capital, LP (“New Stream”) providing for an aggregate credit facility of $30 million, comprised of: (i) a $25,000,000 revolving credit note (“Revolving Note”); and (ii) a $5,000,000 term note (“Term Note”).   The term of the Loan Agreement is three years with a one year renewal period. The Loan Agreement contains certain financial covenants and is collateralized by a security interest in all of Registrant’s assets.

Revolving Note:  The Revolving Note provides for borrowing up to $25,000,000 based upon levels of Registrant’s inventory and accounts receivables.  Interest on the Revolving Notes is a floating rate equal to the greater of (a) the Prime Rate plus two and one-half percent (2.50%) per annum or (b) ten percent (10%) per annum.

Term Note:  The Term Note is in the face amount of $5,000,000, has no principal amortization, and the principal is due and payable on maturity at the end of the three year term.   Interest on the Term Note is fixed at eighteen percent (18.0%) for the life of the Term.

Registrant used the proceeds from the initial borrowings under the Term and Revolving Notes to repay the outstanding senior secured convertible notes and for working capital and other general corporate purposes.

As an additional inducement for entering into the Loan Agreement, the Registrant issued to New Stream a warrant (“Warrant”) to purchase 1,750,000 shares of common stock. The initial exercise price of the Warrant is $1.10 per share.  The Warrant provides for adjustment to the number of shares and exercise upon the occurrence of certain events.  The term of Warrant is seven years from the date of issuance and provides for demand and piggy back registration rights.

Financo Securities LLC (“Financo”) acted as the Registrant’s advisor in connection with securing the credit facility described herein.  The Registrant paid Financo a cash fee of 1.0 % of the aggregate $30 million credit facility.

The foregoing description of the Loan Agreement, Revolving Note, Term Note and Warrant are not complete and are qualified in their entirety by reference to respective agreements which are filed as exhibits hereto and incorporated herein by reference.

Exchange and Payoff Agreements

On October 12, 2007, the Registrant entered into a series of Exchange and Payoff Agreements with the holders of the senior secured convertible notes.   Pursuant to these agreements, the Registrant agreed to pay the holders 120% of the face value of the senior secured convertible notes plus accrued interest.  Payment of the senior secured convertible notes was made via: (i) cash; (ii) Units at the election of the holder, or (iii) a combination of cash and Units.   On October 12, 2007 the Registrant disbursed or caused to be disbursed to the holders of the Notes an aggregate amount including accrued interest of $9.8 million in full payment and discharge of the Notes. Of this aggregate sum, Registrant paid holders of Notes who are affiliates the  following amounts for and in respect of their Notes: (i) Interplanet Productions Ltd. $157,759 (ii) Sandbox Jewelry LLC $157,759,  (iii) Jack Abramov $50,483, (iv) Monty Abramov $50,483 and (v) The Raphael Abramov and Rachel Abramov Family Trust $56,793.

Item 3.02    Unregistered Sales of Equity Securities.

Effective October 12, 2007, Registrant issued 6,119,742 Units pursuant to the Purchase Agreement.  A more detailed description of the this placement and its set forth in the August 8-K. The Units were sold at $0.95 per unit and resulted in gross proceeds to the Registrant of approximately $5.8 million.  Each unit consisted of one share of the Registrant’s common stock (a “Share” or in the plural, “Shares”) and a common stock purchase warrant (a “Warrant” or in the plural, “Warrant”) that allows the holder to purchase an additional 1.5 common shares at an exercise price per share of $0.95.  In connection with the issuance of the Units, the Registrant entered into registration rights agreements with the purchasers of the Units that requires the Registrant to file a registration statement with the Securities and Exchange Commission relating to the Shares and the shares of common stock underlying the Warrants no later than November 12, 2007.  If such registration statement is not filed by such date, the Company will be subject to certain monetary penalties.  For further discussion relating to such penalties, please refer to the Registration Rights Agreement filed as an Exhibit to the August 8-K.

In connection with the sale of the Units, the Registrant engaged Roth Capital Partners LLC (“Roth”) and Financo as placement agents.   As compensation for their services, the Registrant will pay Roth a cash fee equal to 6.0% and Financo a cash fee of 1.5% of the gross proceeds received from the sale of securities and issued warrants to purchase an aggregate of 399,114 shares of common stock to the agents at an exercise price of the warrants is $1.09 per share of common stock.

The issuances of the Units and placement agent warrants are exempt from registration under the Securities Act of 1933, pursuant of Section 4(2) of that Act as transactions not involving a public offering. The Registrant did not engage in any general solicitation or general advertising in connection with the offer and sale of any of these securities. Each of the purchasers of Units is an institutional investor or other accredited investor and represented that it was acquiring the Units for investment purposes only.

The foregoing description of the sale of the Units is qualified in its entirety by reference to: (i) the August Form 8-K , and the exhibits thereto; and (ii) the Registrant’s Information Statement on Form 14C filed on August 20, 2007,  both of which are incorporated herein by reference.

Item 5.02    Appointment of Certain Officers.

Effective October 12, the Registrant appointed Robert Rankin, the Registrant’s current Chief Financial Officer, to the additional position of Chief Operating Officer.

Since April 2007, Mr. Rankin has served as the Registrant’s Chief Financial Officer.  From 2004 to the present, Mr. Rankin was the Chief Financial Officer of Small World Kids, Inc.. From 2001 to 2004 he was a consultant and interim Chief Financial Officer with several companies including Agile Materials & Technologies, Inc., a privately held semiconductor company. He received a Bachelors of Science degree in mechanical engineering in 1974 and a Masters Degree in industrial administration in 1976, both from Carnegie-Mellon University.

Item 9.01    Financial Statements and Exhibits.

On October 15, 2007, House of Taylor Jewelry, Inc. issued a press release announcing the closing on October 12, 2007 of the equity issuance, entering into the Loan Agreement with New Stream and the prepayment of the outstanding balance of the senior secured convertible notes as disclosed in Item 1.01 above.  Also announced in the press release was the appointment of Robert Rankin as the Registrant’s Chief Operating Officer in addition to his duties as the Chief Financial Officer.

 (c) Exhibits

Exhibit No.	Description
10.1	Form of Loan and Security Agreement
10.2	Form of Revolving Credit Note
10.3	Form of Term Note
10.4	Form of Warrant
10.5	Form of Payoff and Exchange Agreement
99.1	Press Release dated October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2007	House of Taylor Jewelry, Inc.
/s/ Bob Rankin
Bob Rankin, Chief Financial Officer

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